                                                                Exhibit 11.1
                      INTELLIQUEST INFORMATION GROUP, INC.
            STATEMENT REGARDING COMPUTATION OF NET INCOME PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                   For the six months
                                                                                         Ended
                                                                                      June 30, 1996
                                                                                   ------------------
Net income available to common stockholders                                               $  381
                                                                                          ------
Weighted average shares outstanding:
 Common stock.....................................................................         5,748
 Common stock issued upon exercise of options granted through June 30, 1996 (2)...           195
 Common stock issued upon the acquisition of Pipeline.............................           508
 Common stock issued upon exercise of options and
 warrants related to acquisition of Pipeline (2)..................................            31
                                                                                          ------

Weighted average common shares and equivalents....................................         6,482
                                                                                          ------

Net income per share..............................................................          $.06
                                                                                          ------

_____________________
(1) This exhibit should be read in conjunction with Note 3 of Notes to Condensed Consolidated Financial Statements.

(2) Stock options granted and warrants exercised, using the treasury stock method, have been included in the calculation of the common stock equivalent shares.

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